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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-161483) of Knoll, Inc.,

  (2)
  Registration Statement (Form S-8 No. 333-121232) pertaining to the Knoll, Inc. 1996 Stock Incentive Plan, Knoll, Inc. 1997 Stock Incentive Plan, Knoll, Inc. 1999 Stock Incentive Plan, Knoll, Inc. Employee Stock Purchase Plan and The Knoll Retirement Savings Plan, and

  (3)
  Registration Statement (Form S-8 No. 333-144020) pertaining to the Knoll, Inc. 2007 Stock Incentive Plan;

of our reports dated March 1, 2010, with respect to the consolidated financial statements and schedule of Knoll, Inc. and the effectiveness of internal control over financial reporting of Knoll, Inc., included in the Annual Report (Form 10-K) of Knoll, Inc. for the year ended December 31, 2009.

/s/ Ernst and Young LLP
Philadelphia, Pennsylvania March 1, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm